                              ROCKFORD CORPORATION


                       CONVERTIBLE SUBORDINATED DEBENTURE
                               AMENDMENT AGREEMENT

                                       AND

                       AGREEMENT TO RENAME AS SENIOR NOTES

                                OCTOBER 28, 1994


Provident Mutual Life
            Insurance Company of Philadelphia
1600 Market Street
Philadelphia, PA.  19103


Ladies and Gentlemen:

                  The undersigned, Rockford Corporation, an Arizona corporation (the "Company"), hereby agrees with you as follows:

         1.       AMENDMENT OF DEBENTURES AND REPLACEMENT WITH SENIOR NOTE.

                  1.1 Sale of Debentures by the Company. The Company issued and sold to you (or your predecessor) as of January 12, 1988, $2,000,000 of its 10% Convertible Subordinated Debentures (the "Debentures"), which had the terms and granted to you the rights set forth in (1) the Convertible Subordinated Debenture Purchase Agreement dated January 12, 1988 (the "Debenture Purchase Agreement") and (2) the form of the Debentures.

                  1.2 Agreement to Amend. Subject to the terms and conditions of this Agreement, and on the basis of the representations and warranties set forth herein, you have agreed with the Company to amend the Debentures by renaming them as Senior Notes (the "Senior Notes"), in principal amount equal to the Debentures, bearing interest at the same rate as the Debentures, maturing at the same time as the Debentures, and with amended terms as set forth in this Agreement. The amendment is intended to effect the following substantive changes to the Debentures:

                           (a)      Renaming to Senior Notes.  The Debentures
shall be renamed as "Senior Notes" in principal amount equal to the Debentures, bearing interest at the same rate as the Debentures, maturing at the same time as the Debentures, in the form of Exhibit A to this Agreement, and with amended terms as set forth in this Agreement and in Exhibit A. The right of holders of the Debentures to convert the Debentures into the Company's common stock shall terminate and the Senior Notes shall not be convertible into other securities of the Company.

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                           (b)      Delivery of Warrants.  Upon renaming of the
Debentures as Senior Notes and termination of the conversion rights, the Company shall deliver to each holder of the Senior Notes warrants (the "Warrants"), detachable at any time at the election of the holder, which shall entitle the holder to purchase shares of Company's Common Stock. The Warrants (1) shall be in the form of Exhibit B to this Agreement; (2) shall require payment of $6.50 per share in cash upon exercise (subject to adjustment as set forth in the Warrants); (3) shall expire if not exercised before the close of business on February 3, 2000; and (4) shall be exercisable to purchase 167,400 shares, a number of shares equal to the number of shares into which the Debentures could have been converted on the date when they are renamed as Senior Notes and amended.

The Warrants shall be treated for all purposes as if they had been issued when the Debentures were issued and shall represent the same right to acquire shares of common stock as were established in the Debentures. The intended substantive effect of the renaming of the Debentures as Senior Notes, the amendment of the Senior Notes, and the delivery of the Warrants is (i) to separate the right to purchase the Company's common shares, currently attached to the Debentures, into a security that may be separately held, (ii) to extend the period to exercise the Warrants from the maturity date of the Debentures to February 3, 2000, and
(iii) to reduce the price of the common shares issuable upon exercise of the Warrants from $11.9474 per share to $6.50 per share.

                           (a)      Replacement of Covenants.  The
representations and warranties, affirmative covenants, and other matters set forth in the original Debenture Purchase Agreement shall be replaced by the corresponding representations and warranties, affirmative covenants, and other matters set forth in this Agreement. The new financial covenants are substantially the same as the covenants established in the revolving credit facility entered into between the Company and Norwest Business Credit, Inc. ("NBCI") as of May 1994. This replacement will allow the Company to operate on financial covenants consistent with the Company's financial projections and will supersede the existing debt covenants with which the Company is currently unable to comply.

                  1.3      Closing of Amendment.

                           (a)      Offer to Holders.  In order to accept the
Amendment, you must deliver this Agreement, duly executed by you, to Company along with the original Debenture held by you.

                           (b)      Closing Date.  The closing of this Agreement
(the "Closing") shall take place on the date when Company has received this Agreement executed by you, the Debentures or such other hour and date as you and the Company shall agree in writing (the "Closing Date"). On or as soon as possible after the Closing Date, the Company shall deliver to you (i) a Senior Note registered in your name in principal amount equal to the principal amount of the Debenture surrendered and (ii) a Warrant exercisable for the corresponding number of shares.

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
                           (c)      Effect of Closing.  As of the Closing Date,
the Debentures held by you shall be renamed for all purposes as the Senior Notes, the Debentures and Debenture Purchase Agreement shall have no further force or effect and shall be replaced, superseded, and amended in their entirety by this Agreement, the Senior Notes, and the Warrants.

         2. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to you as follows:

                  2.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. On the Closing Date the Company will be duly qualified or authorized to do business and in good standing in each jurisdiction where the character of the property owned or leased or the nature of the business transacted makes such qualification or authorization necessary.

                  2.2 Capitalization. The authorized and outstanding capital stock of the Company, and the options, warrants, agreements or similar rights granted by the Company for the issue or sale by it of any securities, is as set forth on Exhibit C. All of the issued and outstanding shares of the Common Stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. The Company has reserved 167,400 shares of its Common Stock for issuance upon exercise of the Warrants. All outstanding shares of the Common Stock of the Company were issued in compliance with all applicable Federal and state securities or "blue sky" laws. There are in existence or contemplated no options, warrants, agreements or similar rights granted by the Company for the issue or sale by it of any securities, other than the transactions contemplated by this Agreement and the transactions disclosed in Exhibit C.

                  2.3 Financial Position. The Company's Balance Sheets as at September 30, 1993 and Statements of Income and Retained Earnings and of changes in Financial Position for its fiscal year then ended, as audited by Ernst & Young and as set forth in Exhibit D, are true and correct in all material respects as at such dates and for the periods then ended.

                  2.4 Duly Issued. The shares of the Common Stock issuable upon exercise of the Warrants, upon such exercise and upon payment of the Warrant Price provided therein, will be validly issued, fully paid and nonassessable.

                  2.5 Authorization. This Agreement has been duly authorized, executed and delivered by and on behalf of the Company, and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms. The Company has full power and lawful authority (1) to amend the Debentures and rename them as the Senior Notes, (2) to deliver the Warrants on the terms and conditions set forth in this Agreement, and (3) to issue the Common Stock issuable upon exercise of the Warrants.

                  2.6 Compliance with Laws. The Company is in compliance with all laws, regulations and orders applicable to its business and properties, and has all necessary permits and licenses.

                  2.7 Governmental Consents. Neither the execution and delivery of this Agreement, nor the performance of the terms or consummation of the transactions contemplated by the Company under this Agreement require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, or any filings pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state other than those obtained prior to and effective as of the Closing Date. Neither the Company nor any agent acting on its behalf has offered, or will offer, to sell (or has solicited or will solicit any offer to buy) the Debentures, the Senior Notes, the Warrants, or any shares of the Common Stock of the Company issuable upon the exercise of the Warrants, so as to require the registration of any of such securities under the Securities Act other than as contemplated by Article 4 of this Agreement. Based in part on your representations which are set forth in Article 3 of this Agreement, the offer, sale and issuance of the Debentures pursuant to the Debenture Purchase Agreement, the renaming of the Debentures as Senior Notes and amendment of the Senior Notes, the delivery of the Warrants, and the offer, sale and issuance of shares of the Common Stock to be issued upon exercise of the Warrants are exempt from the registration requirements of the Securities Act.

         3.       REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

                  3.1 Investment Representation. You represent and warrant, and in making the original sale to you of the Debentures, the renaming of the Debentures as Senior Notes and amendment of the Senior Notes, and the delivery to you of the Warrants it is specifically understood and agreed, that you acquired the Debentures, that you agreed to the renaming and amendment of the Senior Notes, that you are accepting the Warrants, and that you will (if you choose to exercise the Warrants) acquire the shares of the Common Stock issuable upon the exercise of the Warrants, for your own account and not with a view to or for sale in connection with any distribution, and that you have no present intention of distributing any of the same.

                  3.2 Stock Not Registered. You represent and acknowledge that neither the Debentures, the Senior Notes, the Warrants, nor the shares of the Common Stock issuable upon exercise of the Warrants have been registered under the Securities Act or applicable state securities laws on the ground that the original sale of the Debentures and the amendment, renaming, and delivery provided for in this Agreement were and are exempt from registration under the Securities Act. You acknowledge that the Company's reliance on such exemption is predicated on your representations. You understand that the Senior Notes, Warrants, and shares of Common Stock must be held indefinitely unless the offer and sale are registered under the Securities Act and applicable state securities laws or an exemption from registration is available. In particular, you are aware that the Senior Note and Warrants, and any Common Stock issued on exercise of the Warrants, may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of such rule are met. Among the conditions for use of Rule 144 is the availability to the public of current information about the Company. Such information is not now available and the Company has no present plans to make such information available. You represent that, in the absence of an effective registration statement covering the Senior Notes, Warrants, or any Common Stock issued on exercise of the Warrants, you will sell, transfer, or otherwise dispose of the Senior Notes, Warrants, or any Common Stock issued on exercise of the Warrants, only in a manner consistent with your representations and then only in accordance with the provisions of Section 4.1 of this Agreement. You further represent and acknowledge that any certificate representing the Senior Notes, Warrants, or the shares of the Common Stock issuable upon exercise of the Warrants, will bear the legend set forth in Section 4.2 and that the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to such shares or make appropriate notations to such effect in its own stock transfer records. You further represent and acknowledge that any certificate representing the Senior Notes, Warrants, or the shares of the Common Stock issuable upon exercise of the Warrants, may bear any legends required by applicable state securities laws.

                  3.3 Investment Experience Etc. You represent that you (1) have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of the purchase of the Debentures, of their renaming as Senior Notes and amendment, and of the acceptance of the Warrants, (2) have a net worth significantly in excess of the amount of your investment in the Debentures and are able to bear the economic risk of the purchase of the Debentures and of the holding of the Senior Notes and Warrants,
(3) have had access to information with respect to the Company necessary to permit you to make an informed investment decision, and (4) are an "accredited investor" as that term is defined in paragraph (a) of Rule 501 of Regulation D promulgated under the Securities Act.

                  3.4 Organization Etc. You represent and warrant to the Company that, on the date hereof and on the Closing Date, (1) if you are a corporation, you are duly organized and validly existing under the laws of your state of incorporation, you are and will be in good standing under such laws and you have the requisite corporate power and authority to enter into this Agreement, (2) if you are a general or limited partnership, you are and will be a general or limited partnership duly organized and validly existing under the laws of your state of formation, and you are and will be in good standing under such laws, and you have and will have all requisite partnership power and authority to enter into this Agreement, (3) this Agreement has been duly authorized, executed and delivered by you to the Company, and (4) upon execution and delivery by the Company, this Agreement constitutes your valid and binding agreement, enforceable in accordance with its terms.

         4.       SECURITIES ACT AND RELATED MATTERS.

                  4.1 Transfer Restrictions. You agree that you will not offer for sale, sell or transfer all or any part of the Senior Notes or Warrants, or the shares of the Common Stock or other securities issuable upon exercise of the Warrants, unless and until (1) the sale of such securities is registered under the Securities Act and all other qualifications and proceedings under other state or federal laws or regulations required in connection with such sale or transfer have been obtained or taken or (2) such securities are sold or transferred in accordance with an available exemption from registration or qualification under the Securities Act and any applicable state securities or "blue sky" laws and the Company has received an opinion of counsel, which opinion and counsel shall each be reasonably satisfactory to the Company, that registration is not required.

                  4.2 Legend on Certificate. Each certificate representing the Senior Notes or Warrants, or any shares of the Common Stock or other securities issued upon exercise of the Warrants, shall (unless in the opinion of counsel, which opinion and counsel shall each be reasonably satisfactory to the Company, the same is not necessary) bear a legend in substantially the following form:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS OR AN OPINION OF COUNSEL ACCEPTABLE TO THIS COMPANY THAT REGISTRATION IS NOT REQUIRED."


Each certificate shall also bear any legends required by applicable state securities laws. As used herein, "Restricted Security" means the Senior Notes and Warrants, and shares of the Common Stock or other securities issued upon exercise of the Warrants, and "Restricted Stock" means shares of Common Stock issued upon exercise of the Warrants.

                  4.3 Registration Proposed by Company. If the Company proposes to register any of its securities under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 under the Securities Act is applicable or a registration using any form that does not permit secondary sales of securities) it will give written notice to every holder of Warrants or Restricted Stock of its intention to do so. Upon written request of any such holders delivered to the Company within 30 days after receipt of such written notice (which request shall state the number of shares of Restricted Stock to be registered and the intended method of disposition) the Company will use its best efforts in connection with such registrations of securities to be sold for the Company's account, at its own expense to the extent provided in Section 4.5, to register under the Securities Act all shares of Restricted Stock requested to be registered by holders, all to the extent required to permit disposition in accordance with the intended method. If such registration relates to an underwritten public offering by the Company, only shares of Restricted Stock which the requesting holders agree to include in the underwriting may be included in the registration and, if the sole or managing underwriter of the offering determines that the aggregate number of shares of Restricted Stock requested to be included in the registration should be limited to a lesser number due to market conditions or the necessity of including in such underwriting and registration shares to be sold for the account of the Company, then each holder who has requested that shares of Restricted Stock be included in such underwriting and registration may sell only a pro rata portion of shares of Restricted Stock.

                  4.4 Registration Requested by Purchasers. Upon written request of the holder or holders of 50% of the Warrants then outstanding (or any combination of the Warrants and of

Common Stock issued upon exercise of the Warrants which together, prior to such conversion, would have constituted 50% of the Warrants) made at any time (a) prior to the giving of written notice by the Company of its intention to register any of its securities under the provisions of Section 4.3, which registration becomes effective within six months following the giving of such notice, and (b) after the later of (x) January 12, 1990 or (y) 12 months from the effective date of any prior registration statement covering shares of the Company's Common Stock, which request demands that the Company file a registration statement under the Securities Act covering the registration of Restricted Stock, the expected price to the public of which equals or exceeds $7,500,000, then the Company will upon one occasion (l) promptly give written notice of such proposed registration to every other holder of Restricted Securities and (2) as expeditiously as possible and in any event within 90 days, use its best efforts, at its own expense to the extent provided in Section 4.5, to effect registration under the Securities Act of

                           (a) the sale of the Restricted Stock which the
                  Company has been requested to register pursuant to the written request referred to above, and

                           (b) all other Restricted Stock the holders of which
                  shall make written request for registration to the Company, such written request to be delivered to the Company within 30 days after the giving of the above written notice by the Company, all to the extent required to permit the disposition by the holders of the securities so registered. The Company agrees that in-connection with effecting any registration it will execute any required undertakings to file post-effective amendments. The Company shall have no further obligations under this Section 4.4 with respect to any subsequent registrations (1) after one registration filed pursuant to any holder's request under this Section 4.4 (in addition to any postponed registration as described below in this Section 4.4) covering shares of Restricted Stock has become effective or (2) after you and your permitted transferees hold, in the aggregate, an amount of the Warrants or securities issued upon exercise of the Warrants, which constitute less than 10% of the Warrants initially issued and sold pursuant to this Agreement. Notwithstanding the foregoing if, within ten days following the receipt of the request referred to in the first sentence of this Section 4.4, the Company shall furnish to the requesting holder or holders a certificate stating that the Company has determined to file within 60 days thereafter a registration statement pertaining to an underwritten public offering of securities for the account of the Company, then the Company shall not be obligated to effect a registration pursuant to this Section 4.4 for a period of six months from the date of such certificate, provided that the Company shall actively employ in good faith all reasonable efforts to cause the registration statement for the underwritten public offering to become effective as soon as reasonably practicable. The Company shall not be entitled to delay the exercise of the rights of the holders under this Section 4.4 by invoking the provisions of the preceding sentence on more than one occasion.

                  4.5 Costs and Expenses. All costs and expenses in connection with the registration of securities under Sections 4.3 and 4.4, including Federal and state registration and filing fees, printing expenses (including the number of preliminary and final prospectuses, post-effective amendments, and supplements reasonably requested by the holders of Restricted

Stock), and the fees and disbursements of counsel and of independent accountants and other experts of the Company, shall be borne by the Company; provided, however, that the Company shall not be obligated to pay underwriter's discounts and commissions and fees and disbursements of counsel for the holders of Restricted Stock. The Company will use its best efforts to keep effective any registration for the period reasonably necessary to effect disposition in accordance with the intended methods described in the requests for registration, but if the Company is requested or required to maintain the registration effective for more than six months, all out-of-pocket expenses of the Company incurred in maintaining effectiveness after the initial six-month period shall be borne by the holders of securities who have requested that effectiveness be maintained in order to continue with the distribution, in such proportions as they may agree upon.

                  4.6 Information. The holders of Restricted Stock covered by a registration statement as provided in Sections 4.3 or 4.4 shall furnish in writing to the Company such information regarding them, any Restricted Security held by them, and the intended method of disposition of the Restricted Stock as the Company shall reasonably request and as shall be required in connection with the actions to be taken by the Company pursuant to Sections 4.3 or 4.4.

                  4.7 Blue Sky Registrations. In the case of any registration under this Article 4 of any shares of Restricted Stock, the Company will use its best efforts concurrently to register or qualify the same for sale under the securities laws of those states in which registration or qualification is required, except that the Company shall not be required to execute a general consent to service or to qualify to do business in any state.

                  4.8 Lockup Agreement. In consideration for the Company agreeing to its obligations under this Article 4, each holder of Restricted Securities agrees that, in connection with any registration of the Company's securities, upon the request of the underwriter(s) managing any underwritten offering of the Company's securities, such holders shall execute an agreement not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Restricted Stock, other than shares included in the registration, without the prior written consent of the underwriter(s) for the period of time (not to exceed 90 days) from the effective date of the registration as the underwriter(s) may specify.

                  4.9 Transferability. Provided that the requirements of Section
4.1 have been satisfied with respect to the sale or transfer of a Restricted Security, any transferee shall be entitled to the rights and benefits of, and shall be subject to the requirements of, Sections 4.2 through 4.8.

         5. COMPANY'S AFFIRMATIVE COVENANTS. The Company shall comply with the following requirements unless holders of not less than 50% in principal amount of the Senior Notes then outstanding agree otherwise in writing. These requirements shall terminate upon the earlier of (1) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of Common Stock, or any security convertible into Common Stock, (other than a registration under which more than 25% of Restricted Stock is not registered) or (2) the date when less than 25% of the Senior Notes initially issued and sold under the Debenture Purchase Agreement and this Agreement are held by the original holders of the Debentures or their permitted transferees.

                  5.1 Reporting Requirements. The Company will deliver, or cause to be delivered, to you each of the following:

                  (1) As soon as available, and in any event within 90 days after the end of each fiscal year of the Company, audited financial statements of the Company with the unqualified opinion of independent certified public accountants selected by the Company, which annual financial statements shall include the balance sheet of the Company as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Company for the fiscal year then ended, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of the chief financial officer of the Company stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, (ii) whether such officer has knowledge of the occurrence of any default hereunder and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Company is in compliance with the financial covenants set forth in this Agreement;

                  (2) As soon as available and in any event within 60 days after the end of each quarter, an unaudited balance sheet and statements of income and retained earnings of the Company as at the end of and for such quarter and for the year to date period then ended, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with generally accepted accounting principles consistently applied, subject to year-end audit adjustments and together with a certificate of the chief financial officer of the Company stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, (ii) whether such officer has knowledge of the occurrence of any default hereunder and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Company is in compliance with the financial covenants set forth in this Agreement;

                  (3) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders;

                  (4) promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Company shall file with the Securities and Exchange Commission or any national securities exchange;

                  (5) promptly upon knowledge thereof, notice of the violation by the Company of any law, rule or regulation, the non-compliance with which could materially and adversely affect its business or its financial condition; and

                  (6) from time to time, with reasonable promptness, any and all other materials, reports, records or information with respect to Company's financial condition, operations, and affairs as you may request.

                  5.2 Books and Records; Inspection and Examination. The Company will keep accurate books, records and accounts pertaining to the Company's business and financial condition and such other matters as you may from time to time request in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon your request, will permit you or your officer, employee, attorney or accountant to audit, review, make extracts from or copy any and all corporate and financial books and records of the Company at all times during ordinary business hours and to discuss the affairs of the Company with any of its directors, officers, employees or agents.

                  5.3 Compliance with Laws; Environmental Indemnity. The Company will (a) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (b) comply with all applicable Environmental Laws and obtain any permits, licenses or similar approvals required by any such Environmental Laws. The Company will indemnify, defend and hold you harmless from and against any claims, loss or damage to which you may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by the Company or on property owned, leased or controlled by the Company. This indemnification agreement shall survive the termination of this Agreement and payment of the indebtedness hereunder.

                  5.4 Payment of Taxes and Other Claims. The Company will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Company; provided, that the Company shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                  5.5 Maintenance of Properties. The Company will keep and maintain its properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this section shall prevent the Company from discontinuing the operation and maintenance of any of its properties if such discontinuance is in its judgment desirable in the conduct of the Company's business.

                  5.6 Insurance. The Company will obtain and at all times maintain insurance with insurers believed by the Company to be responsible and reputable, in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Company operates.

                  5.7 Preservation of Corporate Existence. The Company will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

                  5.8 Book Net Worth. The Company shall maintain on the last day of each quarter occurring in each of the periods set forth below, the Book Net Worth (as that term is defined in the Company's credit agreement with NBCI dated May 3, 1994) which is greater than or equal to the amount set forth opposite such period:

                  PERIOD                                                      BOOK NET WORTH
                  ------                                                      --------------
Date hereof to and including June 29, 1994                                      ($4,232,000)
June 30, 1994 to and including September 29, 1994                               ($3,300,000)
September 30, 1994 to and including December 30, 1994                           ($2,850,000)
December 31, 1994 to and including March 30, 1995                               ($3,100,000)
March 31, 1995 to and including June 29, 1995                                   ($2,650,000)
June 30, 1995 to and including September 29, 1995                               ($1,000,000)
September 30, 1995 to and including December 30, 1995                           ($  800,000)
December 31, 1995 to and including March 30, 1996                               ($  900,000)
March 31, 1996 to and including June 29, 1996                                   ($  400,000)
June 30, 1996 to and including September 29, 1996                                $1,000,000
September 30, 1996 and thereafter                                                $1,600,000

                  5.9 Earnings Before Interest and Taxes. The Company shall maintain on each date set forth below operating income determined in accordance with generally accepted accounting principles but before any deduction for interest expenses and income taxes and calculated for all dates prior to September 30, 1994 on a fiscal year to date basis, and thereafter, for the twelve months ending on such date, which is greater than or equal to the amount set forth opposite such date:

                  DATE                                                             EBIT
                  ----                                                             ----
         June 30, 1994                                                          $  700,000
         September 30, 1994                                                     $2,500,000
         December 31, 1994                                                      $3,400,000
         March 31, 1995                                                         $3,500,000
         June 30, 1995                                                          $3,600,000
         September 30, 1995                                                     $3,800,000
         December 31, 1995                                                      $3,800,000
         March 31, 1996                                                         $4,000,000
         June 30, 1996                                                          $4,300,000
         September 30, 1996 and each fiscal quarter
                  end thereafter                                                $4,300,000

                  5.10 Interest Coverage. The Company shall maintain on each date set forth below, the ratio of (i) the sum of its pre-tax net income, to
(ii) interest expense, in each case determined in accordance with generally accepted accounting principles, and calculated for all dates prior to September 30, 1994 on a fiscal year to date basis, and thereafter, for the twelve months ending on such date, which is greater than or equal to the ratio set forth opposite such date:

                  DATE                                                           RATIO
                  ----                                                           -----
         June 30, 1994                                                          1.65 to 1
         September 30, 1994                                                     2.00 to 1
         December 31, 1994                                                      2.00 to 1
         March 31, 1995                                                         2.00 to 1
         June 30, 1995                                                          2.00 to 1
         September 30, 1995                                                     2.00 to 1
         December 31, 1995                                                      2.00 to 1
         March 31, 1996                                                         2.00 to 1
         June 30, 1996                                                          2.00 to 1
         September 30, 1996 and each fiscal quarter
                  end thereafter                                                2.00 to 1

                  5.11 Minimum Debt Service Coverage. The Company shall maintain on each date set forth below, the ratio of (i) the sum of its after-tax net income, depreciation and amortization expense and interest expense, to (ii) the sum of its interest, capital expenditures and current maturities of long term debt (excluding as long term debt, the indebtedness of the Company to NBCI incurred pursuant to the credit agreement between Company and NBCI, or any replacement of such indebtedness), in each case determined in accordance with generally accepted accounting principles, and calculated for all dates prior to September 30, 1994 on a fiscal year to date basis, and thereafter, for the twelve months ending on such date, which is greater than or equal to the ratio set forth opposite such date:

                  DATE                                                           RATIO
                  ----                                                           -----
         June 30, 1994                                                          1.20 to 1
         September 30, 1994                                                     1.25 to 1
         December 31, 1994                                                      1.50 to 1
         March 31, 1995                                                         1.50 to 1
         June 30, 1995                                                          1.50 to 1
         September 30, 1995                                                     1.50 to 1
         December 31, 1995                                                      1.50 to 1
         March 31, 1996                                                         1.50 to 1
         June 30, 1996                                                          1.50 to 1
         September 30, 1996 and each fiscal quarter
                  end thereafter                                                1.50 to 1

         6. COMPANY'S NEGATIVE COVENANTS. The Company shall comply with the following requirements unless holders of not less than 50% in principal amount of the Senior Notes then outstanding agree otherwise in writing. These requirements shall terminate upon the earlier of (1) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of Common Stock, or any security convertible into Common Stock, (other than a registration under which more than 25% of Restricted Stock is not registered) or (2) the date when less than 25% of the Senior Notes initially issued and sold under the Debenture Purchase Agreement and this Agreement are held by the original holders of the Debentures or their permitted transferees.

                  6.1 Dividends and Stock Repurchases. The Company will not declare or pay any dividends (other than dividends payable solely in stock of the Company) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly; provided, however, that if the Company is an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended, or shall become such an S Corporation with your consent, and after first providing such supporting documentation as you may request, the Company may pay dividends in an amount equal to the amount of state and federal income tax which would be due by each shareholder with respect to income deemed to be received by each shareholder from the Company as a result of the Company's status as an S Corporation at the highest marginal income tax rate for federal and state (for the state or states in which each shareholder is liable for income taxes with respect to such income) income tax purposes, after taking into account any deduction for state income taxes in calculating the federal income tax liability.

                  6.2 Sale of Transfer of Assets; Suspension of Business Operations. The Company will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary or (ii) all or a substantial part of its assets to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. The Company will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

                  6.3 Accounting. The Company will not adopt any material change in accounting principles other than as required by generally accepted accounting principles. The Company will not adopt, permit or consent to any change in its fiscal year.

                  6.4 Change in Ownership. Company will not issue or sell any stock of the Company or permit or suffer to occur the sale, transfer, assignment, pledge or other disposition of any shares of stock of the Company if immediately thereafter Caroline S. Bartol or her lineal descendants are not beneficial owners of at least 51% of the outstanding capital stock of the Company.

         7. CONDITIONS OF COMPANY'S OBLIGATION. The obligation of the Company to effect this Agreement at the Closing is subject to the satisfaction, prior to or at the Closing, of the condition that the representations and warranties contained in Article 3 of this Agreement shall be correct when made and as of the time of the Closing.

         8. CONDITIONS OF YOUR OBLIGATION. Your obligation to effect this Agreement at the Closing is subject to the satisfaction, prior to or at the Closing, of the following conditions:

                  8.1 Representations and Warranties Correct. The representations and warranties contained in Article 2 of this Agreement shall be correct when made and at and as of the time of the Closing.

                  8.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement and required to be performed or complied with by it prior to or at the Closing.

         9.       MISCELLANEOUS.

                  9.1 Expenses. The parties will each pay all of their own expenses incurred by them in connection with this Agreement.

                  9.2 Survival of Representations and Warranties. All covenants, agreements, representations and warranties made in or otherwise in writing in connection with this Agreement shall survive the execution and delivery of this Agreement and the issuance and delivery of the Senior Notes and Warrants.

                  9.3 Binding Effect Etc. All covenants, agreements, representations and warranties contained in this Agreement shall bind and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties. The rights of any transferee of a Restricted Security, however, are subject to compliance with Section 4.1.

                  9.4 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered or five days after deposit in the United States mail, first class postage prepaid, addressed as set forth below:

         (1)      If to the Company:

                  648 South River Drive
                  Tempe, Arizona 85281
                  Attention:        President

                  with a copy to:

                  Lewis and Roca
                  40 North Central Avenue, Suite 1500
                  Phoenix, Arizona 85004
                  Attention:        Kevin Olson, Esq.

         (2)      If to the Holder:

                  Provident Mutual Life Insurance Company of Philadelphia 1600 Market Street
                  Philadelphia, Pennsylvania  19103
                  Attention: _________________________

                  Any party may alter the person, officer or address to which communications or copies are to be sent to it by giving notice.

                  9.5 Amendments and Waivers. Neither this Agreement nor any of its terms may be changed, waived, discharged or terminated except in a writing signed by all parties.

                  9.6 Controlling Law. This Agreement is being executed and delivered, and the Senior Notes and Warrants are being delivered, in the State of Arizona and shall be construed in accordance with and governed by the laws of such state.

                  9.7 Counterparts. This Agreement may be executed in several counterparts and each counterpart, when so executed and delivered and whether or not each counterpart is executed by all the parties, shall constitute an original instrument, but all such separate counterparts shall together constitute this Agreement and be parts of the same instrument.

                  If you are in agreement with the foregoing, please sign the form of acceptance appearing at the foot of the enclosed counterpart of this Agreement and return the same to the Company, whereupon it will become a binding agreement between you and the undersigned.


                                Yours very truly,

                              ROCKFORD CORPORATION



                                            By:      /s/ W. Gary Suttle
                                                ------------------------
                                                         President


                                            Attest   /s/James M. Thomson
                                                ------------------------
                                                        Secretary

                  The foregoing agreement is accepted as of the date first above written.


                       PROVIDENT MUTUAL LIFE INSURANCE COMPANY OF PHILADELPHIA



                       By:      /s/
                                ------------------------------
                       Title:   /s/
                                ------------------------------


                       Attest   /s/
                                ------------------------------
                       Title:   /s/
                                ------------------------------

                                    EXHIBIT A

                             "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS OR AN OPINION OF COUNSEL ACCEPTABLE TO THIS COMPANY THAT REGISTRATION IS NOT REQUIRED."


                              ROCKFORD CORPORATION

                                   SENIOR NOTE
                              DUE FEBRUARY 3, 1999

                       (RENAMING, AMENDING, AND REPLACING
                   A 10.5% CONVERTIBLE SUBORDINATED DEBENTURE
                              DUE FEBRUARY 3, 1999)

$1,000.00                                                       October 28, 1994

                  This is a Senior Note due February 3, 1999 (the "Senior Note"), issued by Rockford Corporation, an Arizona Corporation (the "Company") pursuant to the terms of the Convertible Subordinated Debenture Amendment Agreement and Agreement to Rename as Senior Note of even date herewith between the Company and the original Holder hereof (the "Agreement"). Terms used and not otherwise defined shall have the meaning given them in the Agreement.


                  1.       Payment of Principal and Interest.

                  The Company, for value received, promises to pay to Ron Trout or transferee (the "Holder") the principal amount of $1,000.00 on February 3, 1999 and to pay interest thereon at the rate of ten and one-half percent (10.5%) per annum. Interest shall accrue from the date hereof and shall be paid quarterly, on each January 15th, April 15th, July 15th, and October 15th hereafter but commencing on April 15, 1989, until the principal is fully paid. Interest shall be paid on the basis of a 360-day year of twelve 30-day months.

                  2.       Payment Prior to Maturity.

                  At any time the Company may, at its option, redeem this Senior
Note in whole or in part by paying all interest accrued but unpaid to the date fixed for redemption plus a redemption price fixed as follows:

                  REDEMPTION DATE                                               REDEMPTION PRICE
                  ---------------                                               ----------------
                  Before February 2, 1995                                       105% of Par
                  February 3, 1995 to February 2, 1996                          104% of Par
                  February 3, 1996 to February 2, 1997                          103% of Par
                  February 3, 1997 to February 2, 1998                          102% of Par
                  February 3, 1998 to February 2, 1999                          101% of par

Notice of any redemption shall be given not less than thirty (30) days, but not more than ninety (90) days, before the date fixed for redemption. By the date fixed for redemption, the Holder shall surrender this Senior Note to the Company at its principal executive offices in exchange for payment therefor. Upon due tender of the accrued interest through the redemption date plus the redemption price by the Company, this Senior Note shall not be deemed to be outstanding for any purpose subsequent to the close of business on the date fixed for redemption.

                  3.       Subordination and Priority.

                  The indebtedness evidenced by this Senior Note, including the principal and accrued interest, is expressly subordinate and subject in right of payment and upon liquidation to the prior payment in full of all "Senior Debt," whether now outstanding or hereafter created, incurred, assumed or guaranteed. The term "Senior Debt" shall mean the principal of, premium, if any, and interest on (a) indebtedness (other than this Senior Note or any previously subordinated indebtedness) of the Company pursuant to the Company's present credit arrangements with Norwest Business Credit, Inc. ("NBCI") and Bank of America Arizona ("BofA"), or pursuant to any refinancing or renewal of such credit arrangements, (b) indebtedness of the Company which holders of not less than 50% in principal amount of the Senior Notes agree, in writing, shall be treated as Senior Debt, and (c) indebtedness incurred, assumed or guaranteed by the Company in connection with the acquisition by it of any property or asset, in an amount up to the cost of such property or asset, unless, in each case, by the terms of the instrument creating or evidencing the indebtedness it is expressly provided that such indebtedness is not superior in right of payment to this Senior Note.

                  Senior Debt shall exclude, and the indebtedness evidenced by this Senior Note is expressly senior and entitled to priority in payment and upon liquidation with respect to, all capital stock of the Company, any indebtedness issued after the date of this Debenture and convertible into shares of the Company's Common Stock, and any other indebtedness that is not Senior Debt. Senior Debt shall exclude, and the indebtedness evidenced by this Senior
Note is expressly of equal priority in payment and upon liquidation with respect to, (1) indebtedness outstanding on the original issue date of this Senior Note and convertible into shares of the Company's Common Stock and (2) a $2,000,000 Senior Note of Company issued to Provident Mutual Life Insurance Company of Philadelphia.

                  4.       Events of Default.

                  An Event of Default shall occur upon the occurrence of any of the following events:

                  Default in the payment of interest on this Senior Note when it becomes due and payable, and continuance of such default for a period of ten
(10) days;

                  Default in the payment of the principal of this Senior Note when it becomes due and payable;

                  Default by the Company under an acceleration prior to maturity of, or the failure to pay at maturity, any third party indebtedness of the Company aggregating not less than $250,000 for a period of thirty (30) days after the same may become payable (which shall include any grace period but shall not exceed 30 days);

                  The failure of the Company to comply for a period of not less than thirty (30) consecutive days with any provision of the affirmative or negative covenants contained in the Agreement;

                  The failure of the Company to pay final judgments not covered by insurance or then subject to any appeal aggregating in excess of $250,000 for thirty (30) days;

                  The entry of a decree or order by a court having jurisdiction adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Act or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days; or

                  The institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

                  5. Rights Upon Default; Acceleration of Indebtedness. Upon the occurrence of an Event of Default:

                  The entire outstanding balance of the Senior Note, including the entire balance of principal and all accrued interest, shall accelerate and become immediately due and payable upon written notice to the Company by Holders of not less than 50% in principal amount of the Senior Notes then outstanding; and

                  The Company may not pay dividends or make distributions to holders of any class of its stock, or redeem or repurchase all or any part of any class of its stock.

                  6.       Renaming and Replacement of Debenture.

                  This Senior Note is issued, pursuant to the terms of the Agreement, to rename and amend the terms of a Debenture issued by the Company and held by the Holder. This Senior Note shall supersede, replace and amend the Debenture which shall, upon issuance of this Senior Note, have no further force or effect.

                  7.       Loss or Destruction of Senior Note.

                  The Company shall execute and deliver a new Senior Note of like tenor and date upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Senior Note and, in the case of loss, theft or destruction, of an indemnity by the original Holder hereof or in case of any transfer upon such terms as may be satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of this Senior Note.

                  8.       Status Under Securities Laws.

                  No Registration. This Senior Note has not been and will not be, registered under the Securities Act of 1933 (the "1933 Act"), the Arizona Securities Act (the "Arizona Act") or the securities laws of any other jurisdiction and must be held indefinitely without any transfer, sale or other disposition unless subsequently registered under the 1933 Act, the Arizona Act and the securities laws of any other applicable jurisdiction or, in the opinion of counsel acceptable to the Company, registration is not required under such Acts or laws.

                  Legend. There shall be endorsed on this Senior Note a legend substantially to the following effect:

                    "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS OR AN OPINION OF COUNSEL ACCEPTABLE TO THIS COMPANY THAT REGISTRATION IS NOT REQUIRED."

                  Refusal to Transfer. The Company may refuse to effect a transfer, sale or other disposition of this Senior Note by the Holder or its successors or assigns otherwise than as expressly permitted by this Senior Note and the Agreement.

                  9.       Miscellaneous.

                  Agreement. This Senior Note and the terms of the indebtedness evidenced hereby are issued and incurred subject to the terms of the Agreement, the terms and conditions of which shall become binding upon any subsequent Holder or transferee of this Senior Note.

                  Governing Law. This Senior Note and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Arizona, notwithstanding any Arizona or other conflict-of-law provisions to the contrary.

                  Binding Nature of Senior Note. This Senior Note shall be binding upon any successors and assigns of the Company and shall inure to the benefit of the Holder and its successors and assigns, except that the Holder may not assign or transfer its rights under this Senior Note otherwise than by gift or bequest, by operation of law, or as expressly permitted by this Senior Note.

                  Notices. All notices, requests, demands and other communications required or permitted under this Senior Note shall be in writing and shall be deemed to have been duly given, made and received when delivered or five days after they are deposited in the United States mails, first class postage prepaid, addressed as set forth below:

                             (1)      If to the Company:

                                      648 South River Drive
                                      Tempe, Arizona 85281
                                      Attention:       President

                                      with a copy to:

                                      Lewis and Roca
                                      40 North Central Avenue, #1500
                                      Phoenix, Arizona 85004
                                      Attention:       Kevin Olson, Esq.

                             (2)      If to the Holder:

                                      Ron Trout
                                      4328 East Contessa
                                      Mesa, Arizona 85201

                  Either party may alter the person, office or address to which communications or copies are to be sent by giving notice.

                  10. Execution Date. The Company has caused this Senior Note to be duly executed on the date written above.

                                            ROCKFORD CORPORATION


                                            By:/s/
                                               ----------------------------
                                                     President

[Corporate Seal)                    Attest:


                                    /s/
                                    -----------------------------------------
                                    Assistant Secretary

                                    EXHIBIT B

                    "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED (EXCEPT TO A COMMERCIAL BANK OR OTHER CORPORATION AFFILIATED WITH SECURITY PACIFIC BANK ARIZONA) IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS OR AN OPINION OF COUNSEL ACCEPTABLE TO THIS COMPANY THAT REGISTRATION IS NOT REQUIRED."


                                     WARRANT

                   TO PURCHASE UP TO 43 SHARES OF COMMON STOCK

             VOID AFTER 5:00 P.M., PHOENIX TIME, ON FEBRUARY 3, 2000


                              ROCKFORD CORPORATION

                           INCORPORATED UNDER THE LAWS
                             OF THE STATE OF ARIZONA

                  This certifies that, for value received, Ron Trout or the registered holder hereof or assigns (the "Warrantholder") is entitled to purchase from Rockford Corporation, an Arizona corporation (the "Company"), at any time before 5:00 p.m., Phoenix time, on February 3, 2000, at the purchase price per share of $ 6.50 (the "Warrant Price"), up to the number of shares of Common Stock, no par value, of the Company set forth above (the "Shares"). The number of Shares purchasable upon exercise of this Warrant and the Warrant Price per share shall be subject to adjustment from time to time as set forth below.

                  1. Agreement. This Warrant was originally delivered pursuant to the terms of the Convertible Subordinated Debenture Amendment Agreement and Agreement to Rename as Senior Note between the Company and original Warrantholder (the "Agreement"). In connection with the Agreement the Company and the original Warrantholder agreed to (1) rename the Company's 10.5% Convertible Subordinated Debentures due February 3, 1999 as the Company's "Senior Notes due February 3, 1999" (the "Note") and (2) deliver the original of this Warrant to purchase the Shares in order to separately evidence the right to purchase the Shares (previously established in the Debentures) and amend the terms for purchase of the Shares. This Warrant (i) evidences the right to purchase the Shares, (ii) is issued under and in accordance with the Agreement,
(iii) is subject to the terms and provisions contained in the Agreement and the Note, to all of which the Warrantholder by acceptance of this Warrant consents and (iv) represents and evidences the same right to purchase the Shares previously embodied in the Debentures (subject only to the changes set forth in this Warrant or in the Agreement).

Capitalized terms used in this Warrant shall have the meanings ascribed to them in the Note or Agreement. This Warrant may be exercised at any time after its issuance and before 5:00 p.m., Phoenix time, on February 3, 2000.

                  2. Detachment from Note. This Warrant is originally issued together with the Note; however, it may be transferred independently of the Note at any time, subject to compliance with the transfer restrictions set forth in the Agreement.

                  3. Expiration. Unless earlier exercised or expired, this Warrants shall expire at 5:00 p.m. Phoenix time on February 3, 2000.

                  4.       Exercise of Warrant.

                           Exercise.  This Warrant may be exercised in whole or
in part by presentation of this Warrant with the Exercise Form on the reverse side hereof duly executed and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder in certified funds or by wire transfer.

                           Exercise Price and Fractional Shares.  This Warrant
is exercisable, at the option of the Warrantholder, to purchase shares of the Company's Common Stock at the Warrant Price, subject to adjustment as provided in this Warrant. The Company shall not be required to issue fractional shares of Common Stock or other capital stock upon exercise of this Warrant and, in lieu thereof, shall pay a cash adjustment based upon the then current fair market value of the Common Stock as determined by the Board of Directors as at the last business day prior to the date of exercise.

                           Adjustment Based Upon Stock Dividends, Combination of
Shares or Recapitalization. The Warrant Price and the number of Shares shall be adjusted if the Company shall at any time after the original issuance of this Warrant (i) pay a stock dividend on its Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares,
(iv) issue by reclassification of its shares of Common Stock any other special capital stock of the Company, or (v) distribute to all holders of Common Stock evidences of indebtedness (including indebtedness convertible into Common Stock or other securities of Company), securities (including common or preferred stock of Company), or assets (excluding cash dividends) or rights or warrants to subscribe for Common Stock or other securities of Company (other than those mentioned above). Upon the occurrence of an event or events requiring adjustment of the Warrant Price or an adjustment to the number of Shares or other securities issuable upon exercise of this Warrant, and thereafter, the Warrantholder upon exercise of this Warrant shall be entitled to receive the number of shares of Common Stock or other securities of the Company which the Warrantholder would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event.

                           Adjustment Based Upon Stock Issuances.  The Warrant
Price shall be adjusted if at any time after the original issuance of this Warrant the Company issues, or issues rights or warrants to subscribe for or purchase, Common Stock or securities convertible into or exchangeable for Common Stock at less than the Warrant Price. Upon the occurrence of an event or events requiring adjustment of the Warrant Price under this section the Warrant Price shall be adjusted to be equal to the price of the new issue, and thereafter the Warrantholder upon exercise of this Warrant shall be entitled to purchase the Shares, or other securities of the Company which the Warrantholder is entitled to receive, based upon the new Warrant Price per share.

                           Adjustment Based Upon Merger or Consolidation.  In
case of any consolidation or merger to which the Company is a party (other than a merger in which the Company is the surviving entity and which does not result in any reclassification of or change in the outstanding Common Stock of the Company), or in case of any sale or conveyance to another person, firm, or corporation of the property of the Company as an entirety or substantially as an entirety, the Warrantholder shall have the right, upon exercise of this Warrant, to receive the kind and amount of securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock or other securities into which such Warrant might have been converted immediately prior to the consolidation, merger, sale, or conveyance.

                           No Adjustment for Outstanding Exercise and Option
Rights and Certain Other Securities. No adjustment of the Warrant Price or number of shares issuable upon exercise shall be made upon the issuance by the Company of (1) Common Stock upon conversion or exchange of securities convertible or exchangeable into Common Stock and outstanding on or before February 3, 1989, (2) Common Stock upon exercise of any employee's stock option outstanding on or before February 3, 1989, or (3) Common Stock or securities convertible into Common Stock, or options to purchase Common Stock not included in (1) or (2) above and not amounting to more than 10% of the Company's fully diluted Common Stock issue, pursuant to an employee benefit plan of the Company.

                  5. Corporate Status of Shares To Be Issued. All shares of the Company's Common Stock (or other securities in the event of an adjustment of the Warrant Price or number of shares issuable upon exercise) which may be issued upon the exercise of this Warrant shall, upon issuance and payment of the Warrant Price, be fully paid and nonassessable.

                  6. Issuance of Stock Certificate. Upon the exercise of this Warrant, the Company shall forthwith issue to the Warrantholder a certificate or certificates representing the number of shares of its Common Stock (or other securities in the event of an adjustment of the Warrant Price or number of shares issuable upon exercise) to which the Warrant relates.

                  7. Partial Exercise and Exchange. Upon any partial exercise of this Warrant, there shall be signed and issued to the Warrantholder a new Warrant in respect of the Shares as to which this Warrant shall not have been exercised. This Warrant may be exchanged, at the office of the Company by surrender of this Warrant properly endorsed for transfer, exercise, or exchange, for one or more new Warrants for the same aggregate number of Shares as evidenced by the Warrant or Warrants exchanged.

                  8. Loss or Destruction of Warrant. The Company shall execute and deliver a new Warrant of like tenor and date upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of an indemnity by the original Warrantholder, or, in case of any transfer, upon such terms as may be satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of this Warrant.

                  9. Status of Holder of Warrant. This Warrant shall not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company, and no dividends shall be payable or accrue in respect of this Warrant or the securities issuable upon exercise, unless and until this Warrant is exercised. Upon the exercise of this Warrant, the Warrantholder shall, to the extent permitted by law, be deemed to be the holder of record of the shares of Common Stock or other securities issuable upon such exercise, notwithstanding that the stock transfer books of the Company are then closed or that the certificates representing such shares of Common Stock or other securities are not then actually delivered.

                  10. Reservation of Shares. The Company shall reserve out of its authorized shares of Common Stock (and other securities in the event of an adjustment of the Warrant Price or number of shares issuable upon exercise) a number of shares sufficient to enable it to comply with its obligation to issue the Shares (and other securities in the event of an adjustment of the Warrant Price or number of shares issuable upon exercise) upon the exercise of this Warrant.

                  11.      Status Under Securities Laws.

                           No Registration.  This Warrant has not been, and the
securities issuable upon exercise hereof will not be, registered under the Securities Act of 1933 (the "1933 Act"), the Arizona Securities Act (the "Arizona Act") or the securities laws of any other jurisdiction and must be held indefinitely without any transfer, sale or other disposition unless subsequently registered under the 1933 Act, the Arizona Act and the securities laws of any other applicable jurisdiction or, in the opinion of counsel acceptable to the Company, registration is not required under such Acts or laws.

                           Legend.  There shall be endorsed on this Warrant and
on the certificates evidencing any securities issued upon the exercise of this Warrant a legend substantially to the following effect:

                             "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED (EXCEPT TO A COMMERCIAL BANK OR OTHER CORPORATION AFFILIATED WITH SECURITY PACIFIC BANK ARIZONA) IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS OR AN OPINION OF COUNSEL ACCEPTABLE TO THIS COMPANY THAT REGISTRATION IS NOT REQUIRED."

                           Restriction on Other Securities.  Except upon certain
limited circumstances, the restrictions on the transfer of this Warrant and any securities issued upon the exercise of this Warrant will also apply to any and all shares of capital stock or other securities issued or otherwise acquired on account of the exercise of the Warrant including, without limitation, shares and securities issued or acquired as a result of any stock dividend, stock split or exchange or any distribution of shares or securities pursuant to any corporate reorganization, reclassification or similar event.

                  12. Refusal to Transfer. The Company may refuse to effect a transfer, sale or other disposition of this Warrant or any part thereof by the Warrantholder or its successors or assigns except as expressly permitted by this Warrant and the Agreement, which contains additional provisions governing any transfer of this Warrant. The Company may also refuse to effect a transfer, sale, or other disposition of any Shares or other securities issued upon exercise of this Warrant which would be in violation of any express prohibition in this Warrant or in the Agreement.

                  13. Governing Law. This Warrant is delivered and is intended to be performed in the State of Arizona and shall be construed and enforced in accordance with the laws of such state.

                  14. Execution. In witness whereof, the Company has caused this Warrant to be signed by its duly authorized officers on __________, _____.

                                                     ROCKFORD CORPORATION
[SEAL)


                                                     By:/s/
                                                        -----------------------
                                                              President

ATTEST:


/s/
---------------------------
Assistant Secretary

                              ROCKFORD CORPORATION

                                  EXERCISE FORM

Rockford Corporation
648 South River Drive
Tempe, Arizona 85281

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant, and to purchase thereunder, 43 shares of Common Stock (the "Shares") provided for therein, and requests that certificates for the Shares be issued in the name of:


         (Please Print Name, Address and Social Security Number)


and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

         Dated:____________________________

         Name of Warrantholder or Assignee:_____________________________________
                                                              (Please Print)

Address:________________________________________________________________________

        ________________________________________________________________________

Authorized Signature:___________________________________________________________

            Signature Guaranteed:_______________________________________________


                    Note: The name of the Warrantholder must correspond with the name as written upon the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.

                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrant)


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________________________

             (Please Print Name, Address and Social Security Number)


a Warrant to purchase _________ shares of Common Stock and hereby irrevocably constituting and appointing ______________________________ Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.



                                                     ___________________________
                                                     Name of Registered Holder


         Dated: ___________ 19____
                                                     ___________________________
                                                     Authorized Signature

            Signature Guaranteed:                    ___________________________


Note: The signature of this assignment must correspond with the name as written above upon the fact of this Warrant certificate in every particular, without alteration or enlargement of any change whatever.

                                    EXHIBIT D




                                        Consolidated Financial Statements
                                        and Other Financial Information

                                        ROCKFORD CORPORATION

                                        September 30, 1994

                              Rockford Corporation

                        Consolidated Financial Statements
                         and Other Financial Information

                     Years ended September 30, 1994 and 1993




                                    CONTENTS

Report of Independent Auditors.............................................    1

Audited Consolidated Financial Statements

Consolidated Balance Sheets................................................    2
Consolidated Statements of Operations......................................    3
Consolidated Statements of Stockholders' Equity (Deficit)..................    4
Consolidated Statements of Cash Flows......................................    5
Notes to Consolidated Financial Statements.................................    6


Other Financial Information

Report of Independent Auditors on Other Financial Information..............   16
Consolidating Balance Sheet................................................   17
Consolidating Statement of Operations......................................   19

                         [ERNST & YOUNG LLP letterhead]




                         Report of Independent Auditors

The Board of Directors and Stockholders
Rockford Corporation

We have audited the accompanying consolidated balance sheets of Rockford Corporation and subsidiaries as of September 30, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial positions of Rockford Corporation and subsidiaries at September 30, 1994 and 1993, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                           /s/ Ernst & Young LLP

November 23, 1994

                              Rockford Corporation
                           Consolidated Balance Sheets

                                                                                   SEPTEMBER 30
                                                                               1994            1993
                                                                             --------        --------
                                                                                  (IN THOUSANDS)
ASSETS
Current assets:
   Cash                                                                      $    120        $    765
   Accounts receivable, less allowances of $715,000 in 1994 and
     $733,000 in 1993                                                          10,539           9,601
   Inventories, net                                                             5,885           6,289
   Prepaid expenses, insurance receivable, and other                              634           1,835
   Deferred income taxes                                                        2,100              --
                                                                             --------        --------
Total current assets                                                           19,278          18,490

Property and equipment, net                                                     3,015           3,052
Deferred income taxes                                                             170              --
Other assets, net of accumulated amortization of $683,000 in 1994 and
   $506,000 in 1993                                                               282             371
                                                                             --------        --------
Total assets                                                                 $ 22,745        $ 21,913
                                                                             ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Bank overdraft                                                            $    300        $    917
   Accounts payable                                                             5,264           6,463
   Current portion of notes payable, long-term debt, and capital lease
     obligations                                                                1,587          13,240
   Accrued payroll, commissions, and other                                      2,750           2,370
   Accrued warrant                                                              1,570           1,300
   Income taxes payable                                                           400             231
                                                                             --------        --------
Total current liabilities                                                      11,871          24,521

Notes payable and long-term debt, less current portion                         10,778           2,133
Capital lease obligations, less current portion                                    51              48
                                                                             --------        --------
                                                                               10,829           2,181

Lease commitments and contingencies                                                --              --

Stockholders' equity (deficit):
     Common stock, $.01 par value
       Authorized shares - 10,000,000
       Issued and outstanding shares - 608,061                                      6               6
   Additional paid-in-capital                                                     765             770
   Deferred stock grants                                                           --             (29)
   Accumulated deficit                                                           (531)         (5,436)
   Currency translation adjustments                                              (195)           (100)
                                                                             --------        --------
Total stockholders' equity (deficit)                                               45          (4,789)
                                                                             --------        --------
Total liabilities and stockholders' equity (deficit)                         $ 22,745        $ 21,913
                                                                             ========        ========

See accompanying notes.

                              Rockford Corporation

                      Consolidated Statements of Operations


                                                                                YEAR ENDED SEPTEMBER 30
                                                                                 1994            1993
                                                                               --------        --------
                                                                                    (In thousands)
Sales, net of returns and discounts of $12,215,000 in 1994 and
   $11,171,000 in 1993                                                         $ 63,051        $ 57,449
Cost of goods sold                                                               39,565          41,479
                                                                               --------        --------
Gross profit                                                                     23,486          15,970

Operating expenses:
   Engineering                                                                    1,347           1,435
   Commissions                                                                    4,159           4,010
   Marketing expenses                                                             5,076           6,137
   Freight programs                                                               1,450           1,465
   General and administrative                                                     6,430           5,262
                                                                               --------        --------
                                                                                 18,462          18,309
                                                                               --------        --------
Operating income (loss)                                                           5,024          (2,339)
Other income (expense):
   Interest expense                                                              (1,593)         (1,591)
   Other                                                                            (96)          1,048
                                                                               --------        --------
Income (loss) before benefit (provision) for income taxes and cumulative
   effect of a change in accounting for income taxes                              3,335          (2,882)

Benefit (provision) for income taxes                                              1,570             (90)
                                                                               --------        --------
Income (loss) before cumulative effect of accounting change                       4,905          (2,972)

   Cumulative effect as of September 30, 1992 of change in method of
     accounting for income taxes                                                     --            (827)
                                                                               --------        --------
Net income (loss)                                                              $  4,905        $ (3,799)
                                                                               ========        ========

See accompanying notes.

                              Rockford Corporation

            Consolidated Statements of Stockholders' Equity (Deficit)


                                 (In thousands)


                                                 Common Stock       Additional    Deferred                  Currency
                                               -----------------     Paid-In       Stock     Accumulated   Translation
                                               Shares    Amount      Capital       Grants      Deficit     Adjustments    Total
                                               ------    ------      -------       ------      -------     -----------    -----
Balance at October 1, 1992                       608     $     6     $   770      $   (58)     $(1,637)     $    89      $  (830)
   Amortization of deferred stock grants          --          --          --           29           --           --           29
   Currency translation                           --          --          --           --           --         (189)        (189)
   Net loss                                       --          --          --           --       (3,799)          --       (3,799)
                                               -----     -------     -------      -------      -------      -------      -------
Balance at September 30, 1993                    608           6         770          (29)      (5,436)        (100)      (4,789)
   Amortization of deferred stock grants          --          --          --           24           --           --           24
   Deferred stock grants canceled                 --          --          (5)           5           --           --           --
   Currency translation                           --          --          --           --           --          (95)         (95)
   Net income                                     --          --          --           --        4,905           --        4,905
                                               -----     -------     -------      -------      -------      -------      -------
Balance at September 30, 1994                    608     $     6     $   765      $    --      $  (531)     $  (195)     $    45
                                               =====     =======     =======      =======      =======      =======      =======



See accompanying notes.

                              Rockford Corporation

                      Consolidated Statements of Cash Flows

                                                             YEAR ENDED SEPTEMBER 30
                                                               1994          1993
                                                             --------      --------
                                                                 (In thousands)
OPERATING ACTIVITIES
Net income (loss)                                            $  4,905      $ (3,799)
Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
     Cumulative effect of accounting change                        --           827
     Depreciation and amortization                              1,484         1,499
     Deferred income taxes                                     (2,270)           --
     Provision for doubtful accounts                               --           753
     Provision for inventory allowances                           513         1,765
     Currency translation                                         (95)         (189)
     Amortization of deferred stock grants                         24            29
     Changes in operating assets and liabilities:
       Accounts receivable                                       (938)       (1,768)
       Inventories                                               (109)           92
       Prepaid expenses, insurance receivable, and other        1,201          (964)
       Bank overdraft                                            (617)          229
       Accounts payable                                           208         2,438
       Accrued payroll, bonus, commissions, and other             380            73
       Accrued warrant                                            270         1,100
       Discontinued operations                                     --          (240)
       Income taxes payable                                       169           231
                                                             --------      --------
Net cash provided by operating activities                       5,125         2,076

INVESTING ACTIVITIES
Purchases of property and equipment                            (1,204)       (1,224)
Increase in other assets                                          (88)          (26)
                                                             --------      --------
Net cash used by investing activities                          (1,292)       (1,250)

FINANCING ACTIVITIES
Proceeds from notes payable and long-term debt                  8,436           322
Payments on notes payable and long-term debt                  (12,569)         (479)
Payments on capital lease obligations                            (345)         (674)
                                                             --------      --------
Net cash used by financing activities                          (4,478)         (831)
                                                             --------      --------
Net decrease in cash                                             (645)           (5)
Cash at beginning of year                                         765           770
                                                             --------      --------
Cash at end of year                                          $    120      $    765
                                                             ========      ========

See accompanying notes.

                              Rockford Corporation

                   Notes to Consolidated Financial Statements

                               September 30, 1994


1. ACCOUNTING POLICIES

ORGANIZATION AND DESCRIPTION OF BUSINESS

Rockford Corporation (Company) is presently engaged in the business of manufacturing and distributing car audio electronics and speaker systems under the division names of "Rockford Fosgate," "Rockford Acoustic Designs (formerly Carbonneau)," "Hafler" and "Perfect Interface." The Company was organized and incorporated under the laws of the State of Arizona on July 22, 1980, and has manufacturing facilities in Tempe, Arizona and Grand Rapids, Michigan.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned and majority owned subsidiaries in Germany and Japan. Significant intercompany accounts and transactions have been eliminated in consolidation.

RECEIVABLES

The Company sells its products principally to automotive stereo dealers primarily in the United States, Europe and Asia. At September 30, 1994 and 1993, net accounts receivable include approximately $475,000 and $247,000, respectively, due from overseas businesses.

The Company also offers a prompt pay discount for certain invoices paid under 40 days of issuance and has included in its allowance for receivables at September 30, 1994 and 1993, approximately $180,000 with respect to accounts utilizing such discounts after year-end.

INVENTORIES

Inventories consist principally of raw materials of electronic and mechanical components used in the manufacturing of amplifier and speaker systems and finished goods. Inventories are carried at the lower of cost or market using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation and amortization are computed principally on the straight-line method for financial reporting purposes over a three to five year life.

                              Rockford Corporation

1.  ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company accounted for income taxes under the provisions of Accounting Principles Board Opinion Number 11 through September 30, 1992. Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" was issued by the Financial Accounting Standards Board in February 1992 and was adopted by the Company as of October 1, 1992 (see Note 6).

RESEARCH AND DEVELOPMENT

During the years ended September 30, 1994 and 1993, research and development expense of approximately $1,347,000 and $1,435,000, respectively, was charged to expense as incurred.

FOREIGN CURRENCY TRANSLATION

The financial statements of foreign subsidiaries have been translated into U.S. dollars in accordance with FASB Statement No. 52. All balance sheet accounts have been translated using the current exchange rates at the balance sheet date. Income statement amounts have been translated using the average exchange rate for the year. The gains and losses resulting from the change in exchange rates from year to year have been reported separately as a component of stockholders' equity (deficit). The effect on the statement of operations of transaction gains and losses is insignificant.

RECLASSIFICATIONS

Certain amounts in the 1993 financial statements have been changed to conform them to the 1994 presentation.

                              Rockford Corporation

2.  INVENTORIES

Inventories consisted of the following at September 30:

                                                       1994               1993
                                                     -------            -------
                                                            (In thousands)
         Raw materials                               $ 4,019              4,847
         Work in progress                                222                572
         Finished goods                                3,046              2,835
                                                     -------            -------
                                                       7,287              8,254
         Less allowances                              (1,402)            (1,965)
                                                     -------            -------
                                                       5,885            $ 6,289
                                                     =======            =======

3.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 30:

                                                              1994         1993
                                                            -------      -------
                                                               (In thousands)
         Machinery and equipment                            $ 6,353      $ 5,842
         Furniture and fixtures                                 191          185
         Leasehold improvements                                 597          477
         Vehicles                                                74           85
         Demo equipment                                         108          108
         Drawings and technical data                            146          127
         Tooling equipment                                    1,410          817
                                                            -------      -------
                                                              8,879        7,641
         Less accumulated depreciation and amortization      (5,864)      (4,589)
                                                            -------      -------
                                                            $ 3,015      $ 3,052
                                                            =======      =======

                              Rockford Corporation

4.  NOTES PAYABLE AND LONG-TERM DEBT

Notes payable and long-term debt consisted of the following at September 30:

                                                                                      1994       1993
                                                                                     ------     ------
                                                                                       (In thousands)
$12,000,000 line of credit with a lender, paid in full during 1994                   $   --     $8,888

$9,500,000 line of credit with a lender collateralized by substantially all assets, with interest payments due monthly at the prime rate plus three percent through December 31, 1994 (10.75 percent at September 30, 1994) and at the prime rate plus two percent effective January 1, 1995 until April 1997 when all remaining principle and interest is due. Borrowings under this line of credit are limited to the borrowing base defined substantially as a percentage of inventory, as defined, and 75 percent of eligible accounts
   receivable, as defined and adjusted in the agreement                               6,848         --

10.5 percent senior note payable to a bank, collateralized by substantially all assets, payable in monthly installments of $50,243, including interest until
   May 31, 1995 when all remaining principal and interest is due and payable. In connection with this senior note payable, warrants were issued to purchase up to 39,161 shares of the Company's common stock at $36.00 per share, expiring
   June 1995; the exercisable warrants are being reduced pro rata based on
   payments on the outstanding loan balance                                           1,322      1,622

10 percent subordinated, convertible debentures, unsecured, interest payable semiannually until January 1998 when all remaining principal and interest is due and payable, convertible into common shares at $11.95 per share
   Subsequent to year-end, the subordinated convertible debentures were amended to senior notes, unsecured, subordinated, no conversion rights, with interest payable quarterly. In connection with the amendment, detachable warrants were issued to purchase up to 167,400 shares of the Company's commons stock at
   $6.50 per share, expiring February 2000                                            2,000      2,000

                              Rockford Corporation

4.  NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED)

                                                                                       1994       1993
                                                                                       (In thousands)
10.5 percent subordinated, convertible debentures, unsecured, interest payable quarterly until February 1999 when all remaining principal and interest is due and payable, convertible into common shares at $23.00 per share
   Subsequent to year-end, the subordinated convertible debentures were amended to senior notes, unsecured, subordinated, with no conversion rights. In connection with the amendment, detachable warrants were issued to purchase up to 54,696 shares of the Company's common stock at $6.50 per share, expiring
   February 2000                                                                     $1,258     $1,258

7.5 percent subordinated, convertible debentures to a related parties, unsecured, interest payable quarterly until January 1995, when all remaining principal and interest is due and payable, convertible into common shares at
   $.75 per share                                                                       150        150

7 percent subordinated, convertible debentures to a related parties, unsecured, interest payable quarterly until March 1996 when all remaining principal and interest is due and payable, convertible into common shares at rates ranging
   from $.01 share to $1 per share                                                      150        150

10.5 percent subordinated, convertible debentures to a related parties, unsecured, interest payable quarterly until February 1999 when all remaining principal and interest is due and payable, convertible into common shares at
   $23.00 per share. Subsequent to year-end, the subordinated convertible debentures were amended to senior notes, unsecured, subordinated, with no conversion rights. In connection with the amendment, detachable warrants were issued to purchase up to 16,609 shares of the Company's common stock at $6.50
   per share, expiring February 2000                                                    382        382

                              Rockford Corporation

4.  NOTES PAYABLE AND LONG-TERM DEBT (CONTINUED)

                                                                                       1994       1993
                                                                                       (In thousands)
7 percent promissory note to a vendor, paid in full during 1994                      $    --    $   296

8.75 percent note payable to a financing company collateralized by equipment, payable in monthly installments of $5,576, including interest, until February
   1998 when all remaining principal and interest is due and payable                     193        241

Other                                                                                      4          6
                                                                                     -------    -------
                                                                                      12,307     15,033
Less current portion                                                                   1,529     12,900
                                                                                     -------    -------
                                                                                     $10,778    $ 2,133
                                                                                     =======    =======

Maturities of notes payable and long-term debt for the five years succeeding September 30, 1994 are $1,529,000 in 1995, $200,000 in 1996, $6,896,000 in 1997,
$2,048,000 in 1998, and $1,634,000 in 1999. Interest payments were approximately $1,490,000 and $1,597,000 for the years ended September 30, 1994 and 1993, respectively.

During 1994, the Company converted $1,407,000 of vendor payables to short-term promissory notes in noncash transactions. The promissory notes were paid in full during the fiscal year ended September 30, 1994.

The Company's $9,500,000 line of credit, its 10.5 percent senior note payable with an outstanding balance at September 30, 1994 of $1,322,000, and its 10 percent subordinated, convertible debentures contain convenants which place various restrictions on financial ratios, levels of indebtedness and capital expenditures, among other things.

5.  LEASES

The Company leases equipment under capital leases. The Company also leases certain manufacturing, warehouse and office facilities and computer hardware and software under noncancelable operating leases that expire in various years through April 1999.

                              Rockford Corporation

5.  LEASES (CONTINUED)

Property and equipment includes the following amounts for leases that have been capitalized at September 30:

                                                          1994            1993
                                                        -------         -------
                                                             (In thousands)
         Equipment                                      $   625         $ 2,249
         Less accumulated amortization                     (478)         (1,818)
                                                        -------         -------
                                                        $   147         $   431
                                                        =======         =======

Amortization of leased assets is included in depreciation and amortization expense.

Future minimum payments under capital leases and noncancelable operating leases with initial terms of one year or more consisted of the following at September 30, 1994:

                                                                             CAPITAL         OPERATING
                                                                             LEASES           LEASES
                                                                             ------           ------
                                                                                  (In thousands)
         1995                                                                $   74           $1,319
         1996                                                                    25            1,230
         1997                                                                    24            1,238
         1998                                                                    --              601
         1999                                                                    --              157
         Thereafter                                                              --              111
                                                                             ------           ------
         Total minimum lease payments                                           123           $4,656
                                                                                              ======
         Amounts representing interest                                           14
                                                                             ------
         Present value of net minimum lease payments (including
             current portion of $58,000)                                     $  109
                                                                             ======

Total rental expense for all operating leases was approximately $995,000 and $740,000 for the years ended September 30, 1994 and 1993, respectively.

                              Rockford Corporation

6.  INCOME TAXES

Effective October 1, 1992, the Company changed its method of accounting for income taxes from the deferred method too the liability method required by FASB Statement No. 109, "Accounting for Income Taxes" (FAS 109). As permitted under the new rules, prior years' financial statements have not been restated. The cumulative effect of adopting FAS 109 as of October 1, 1992 was to increase the net loss by $827,000.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets as of September 30, 1994 are as follows:

                                                                1994         1993
                                                              -------      -------
                                                                 (In thousands)
         Deferred tax assets:
            Inventory allowances                              $   556      $   736
            Receivables allowances                                258          214
            Book over tax depreciation                            170          124
            Accrued liabilities and other                         636          485
            Research and development                              208          219
            Alternative minimum tax credit carryforward           244          315
            Net operating loss carryforwards - state              198          300
                                                              -------      -------
         Total deferred tax assets                              2,270        2,393
         Less valuation allowance for deferred tax assets          --       (2,393)
         Less current portion of deferred tax assets           (2,100)          --
                                                              -------      -------
         Deferred tax assets long-term                        $   170      $    --
                                                              =======      =======

The valuation allowance decreased by $2,393,000 during 1994 based upon management's assessment that a valuation allowance was no longer required with the recent improvements in the Company's financial results. During 1993, the valuation allowance was increased by $1,330,000 from the amount existing at adoption based on that year's losses.

                              Rockford Corporation

6.  INCOME TAXES (CONTINUED)

Significant components of the federal and state income tax expense (benefit) are:

                                                           1994            1993
                                                         -------         -------
                                                              (In thousands)
         Current:
            Federal expense                              $   590         $    50
            State expense                                    110              40
                                                         -------         -------
         Total current                                       700              90
         Deferred:
            Federal (benefit)                             (2,135)             --
            State (benefit)                                 (135)             --
                                                         -------         -------
         Total deferred (benefit)                         (2,270)             --
                                                         -------         -------
         Deferred tax assets long-term                   $(1,570)        $    90
                                                         =======         =======

The Company's effective tax rate differs from the statutory rates primarily due to the noninclusion of foreign income and (losses) of approximately $223,000, net, in 1994 and $(159,000), net, in 1993, utilization of net operating loss carryforwards, as well as the deferred tax asset valuation allowance changes during 1994 and 1993.

At September 30, 1994, the Company had a net operating loss carryforward of approximately $3,950,000 for state income tax purposes which expires during 1996 through 1998.

7.  COMMON STOCK GRANTS AND OPTIONS

In May 1990, the Board of Directors granted certain officers and employees common stock grants as compensation and additional incentive to provide continued services to the Company. The stock was granted at its fair market value as determined by management at the date of the grant. If the officers' or employees' employment with the Company is terminated during the four year incentive period for any reason, the officer or employee shall be required to forfeit all unvested stock issued under the stock grant program. The Company charged to expense, under the stock grant program, $24,000 and $29,000 as compensation in 1994 and 1993, respectively.

The Board of Directors of the Company granted a certain consulting firm, which is providing executive and other consulting services to the Company, options to purchase 50,000 shares of its authorized but unissued common stock at a price of $23 per share (amended to $6.50 per share subsequent to year-end), protected against dilution, as defined, and expiring in August 1999. The price per share exceeded the fair market value at the date of the grant. These stock options shall be contingent upon the Company's stock being publicly traded, or the Company being

                              Rockford Corporation

7.  COMMON STOCK GRANTS AND OPTIONS (CONTINUED)

merged into or acquired by a private or publicly owned concern, and if such event occurs, the stock options will vest 100 percent and shall be exercisable only within 90 days after such event. The stock options shall vest 25 percent on August 1, 1992, and 25 percent each year thereafter provided that the consulting firm shall be, each vesting date, still performing the services required of them.

Subsequent to year-end, the Board authorized the implementation of an incentive stock option plan for certain employees. Under the plan, options to purchase common stock of the Company will be granted to certain employees at the fair market value of the underlying common stock. Up to 250,000 shares may be offered under this plan.

8.  LIFE INSURANCE PROCEEDS

During 1993, the Company received proceeds of approximately $1,000,000 from a claim filed under a key man life insurance policy due to the death of a member of the Board of Directors. The proceeds are recorded in other income in the 1993 financial statements.

9.  CONTINGENCIES

The Company is a party to legal proceedings which arise out of the ordinary course of business. Based upon advice from outside legal counsel, management is of the opinion that these matters will have no material effect on the Company's consolidated financial position.

10.  BENEFIT PLAN

During 1990, the Company's Board of Directors elected to establish the Rockford Corporation 401(k) Retirement Savings Plan (Plan) covering substantially all employees who have completed six consecutive months of service without regard to hours of service. Under the terms of the Plan, employees may make voluntary contributions, subject to Internal Revenue Service limitations. The company will match employee contributions up to three percent of the employee's annual compensation. Additional contributions to the Plan can be made at the discretion of the Board of Directors. Contributions to the Plan during the years ended September 30, 1994 and 1993 were approximately $140,000 and $71,000, respectively.

                           OTHER FINANCIAL INFORMATION

                         [ERNST & YOUNG LLP letterhead]




                        Report of Independent Auditors on
                           Other Financial Information

The Board of Directors and Stockholders
Rockford Corporation

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The following financial information, included on pages 17 through 19, is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                           /s/ Ernst & Young LLP

November 23, 1994

                              Rockford Corporation
                           Consolidating Balance Sheet
                               September 30, 1994
                                 (In thousands)

                                                             Consolidation        Rockford         Rockford          Rockford
                                           Consolidated       Adjustments       Corporation         Germany           Japan
                                           ------------       -----------       -----------         -------           -----
ASSETS
Current assets:
Cash                                         $    120          $     --          $     60          $     34          $     26
Accounts receivable                            11,254            (1,844)           12,604               121               373
Less allowance for doubtful accounts             (715)               --              (696)              (19)               --
                                             --------          --------          --------          --------          --------
Net accounts receivable                        10,539            (1,844)           11,908               102               373
Inventories                                     7,287              (109)            7,105                --               291
Less allowances                                (1,402)               --            (1,402)               --                --
                                             --------          --------          --------          --------          --------
Net inventories                                 5,885              (109)            5,703                --               291
Prepaid expenses and other                        634                --               522                32                80
Notes receivable                                   --              (564)              564                --                --
Deferred income taxes                           2,100                --             2,100                --                --
                                             --------          --------          --------          --------          --------
Total current assets                           19,278            (2,517)           20,857               168               770

Property and equipment, net                     3,015                --             2,895                38                82

Deferred income taxes                             170                --               170                --                --

Other assets, net                                 282              (175)              377                50                30
                                             --------          --------          --------          --------          --------
Total assets                                 $ 22,745          $ (2,692)         $ 24,299          $    256          $    882
                                             ========          ========          ========          ========          ========

                              Rockford Corporation
                    Consolidating Balance Sheet -- Continued
                               September 30, 1994
                                 (In thousands)


                                                                           Consolidation     Rockford     Rockford       Rockford
                                                             Consolidated   Adjustments    Corporation     Germany        Japan
                                                             ------------   -----------    -----------     -------        -----
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Bank overdraft                                            $    300        $     --       $    300      $     --       $     --
   Accounts payable                                             5,264          (1,844)         5,185         1,060            863
   Current portion of notes payable, long-term debt, and           --
     capital lease obligations                                  1,587              --          1,587            --
   Accrued payroll, bonus, commissions, and other               2,750              --          2,749           (24)            25
   Accrued warranty                                             1,570              --          1,570            --             --
   Income taxes payable                                           400              --            400            --             --
                                                             --------        --------       --------      --------       --------
Total current liabilities                                      11,871          (1,844)        11,791         1,036            888

Notes payable and long-term debt, less current portion         10,778            (564)        10,778           454            110
Capital lease obligations, less current portion                    51              --             51            --             --
                                                             --------        --------       --------      --------       --------
                                                               10,829            (564)        10,829           454            110
Stockholders' equity (deficit):
   Common stock                                                     6            (216)             6           117             99
   Additional paid-in capital                                     765              --            765            --             --
   Deferred stock grants                                           --              --             --            --             --
   Retained earnings (accumulated deficit)                       (531)            (68)           980        (1,047)          (324)
   Currency translation adjustments                              (195)             --             --          (304)           109
                                                             --------        --------       --------      --------       --------
Total stockholders' equity (deficit)                               45            (284)         1,679        (1,234)          (116)
                                                             --------        --------       --------      --------       --------
Total liabilities and stockholders' equity (deficit)         $ 22,745        $ (2,692)      $ 24,299      $    256       $    882
                                                             ========        ========       ========      ========       ========

                              Rockford Corporation
                      Consolidating Statement of Operations
                          Year Ended September 30, 1994
                                 (In thousands)

                                                                   Consolidation      Rockford       Rockford        Rockford
                                                    Consolidated    Adjustments     Corporation      Germany          Japan
                                                    ------------    -----------     -----------      -------          -----
Net sales                                            $ 63,051        $ (1,788)       $ 61,804        $  1,922        $  1,113
Cost of goods sold                                     39,565          (1,788)         39,711             969             673
                                                     --------        --------        --------        --------        --------
Gross profit                                           23,486               0          22,093             953             440

Operating expenses:
   Engineering                                          1,347              --           1,347              --              --
   Commissions                                          4,159              --           3,964             195              --
   Marketing expenses                                   5,076              --           4,610             211             255
   Freight programs                                     1,450              --           1,417              33              --
   General and administrative                           6,430              --           5,947             230             253
                                                     --------        --------        --------        --------        --------
                                                       18,462              --          17,285             669             508
                                                     --------        --------        --------        --------        --------
Operating income (loss)                                 5,024              --           4,808             284             (68)
Other income (expense):
   Interest expense                                    (1,593)             --          (1,577)            (16)             --
   Other                                                  (96)             --            (119)             23              --
                                                     --------        --------        --------        --------        --------
Income (loss)  before benefit for income taxes          3,335              --           3,112             291             (68)
Income tax benefit                                      1,570              --           1,570              --              --
                                                     --------        --------        --------        --------        --------
Net income (loss)                                    $  4,905        $     --        $  4,682        $    291        $    (68)
                                                     ========        ========        ========        ========        ========